                                  SCHEDULE 14C

                            SCHEDULE 14C INFORMATION
    Information Statement Pursuant 14c of the Securities Exchange Act of 1934
                                (Amendment No. )

Check the appropriate box:
(X)  Preliminary Information Statement
( )  Confidential, for Use of the Commission Only (as permitted by rule
     14c5(d)(2))
( )  Definitive Information Statement

                            BAYOU INTERNATIONAL LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1)   Title of each class of securities to which transaction applies:

              N/A

2)   Aggregate number of securities to which transaction applies:

              N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(I):

              N/A

4)   Proposed maximum aggregate value of transaction:

              $

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
2)   Form, Schedule or Registration Statement No.:
3)   Filing Party:
4)   Date Filed:

                            BAYOU INTERNATIONAL, LTD.
                            (A DELAWARE CORPORATION)











                              INFORMATION STATEMENT
                       DATE FIRST MAILED TO STOCKHOLDERS:
                                DECEMBER 17, 1999













                                  210 KINGS WAY
                                 SOUTH MELBOURNE
                                  VICTORIA 3205
                                    AUSTRALIA
                  (PRINCIPLE EXECUTIVE OFFICES OF THE COMPANY)



                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                            BAYOU INTERNATIONAL, LTD.
                              INFORMATION STATEMENT
                                  INTRODUCTION

This Information Statement is being furnished to Stockholders of Bayou International, Ltd., a Delaware corporation (the "Company"), pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended, in connection with:

(i) an Action by Written Consent, dated December 17, 1999, of the Stockholders of the Company in lieu of the Annual Meeting of Stockholders of the Company for the year ended June 30, 1999 (the "Written Consents"); and

(ii) an Action by Written Consent dated September 27, 1999, of the Stockholders of the Company on the change of name to Baynet Ltd.

A copy of the Written Consents are attached as Exhibit "A" to this Information Statement.

Management of the Company is utilising the Written Consents in order to reduce the expenses and demands on the Company's executives' time necessitated by the holding of a meeting of stockholders, since the only business of such a meeting would be:

(i)  the election of Directors, and

(ii) the change of name to Baynet Ltd.

The Company's major Stockholder, Edensor Nominees Pty Ltd ("Edensor") and certain companies which have some common Directors with the Company representing 88.5% of the issued and outstanding shares of the Company's $.0001 par value common stock (the "Common Stock") have indicated that they will vote for Management's nominees for election as Directors and change of name to Baynet Ltd, thereby ensuring the election of such nominees and the change of name. See "Vote Required"; "Other Information Regarding the Company - Security Ownership of Certain Beneficial Owners and Management"; and "Directors and Executive Officers". The Company has received executed Written Consentss from Edensor and certain companies which have some common Directors with the Company which shall be effective 21 days from the date this Information Statement is first mailed to Stockholders. See "Matters Set Forth in the Written Consents".

Stockholders of record at the close of business on December 15, 1999 are being furnished copies of this Information Statement. The principal executive offices of the Company are located at 210 Kings Way, South Melbourne, Victoria, 3205, Australia, and the Company's telephone number is 011 613 9234 1100.

                    MATTERS SET FORTH IN THE WRITTEN CONSENTS

The Written Consents contain:

(i) a resolution electing Management's six nominees for Director to serve for a one year term, or until their successors are duly elected and qualified. Management's nominees for Director are: Joseph Isaac Gutnick, Marcus Nathan Solomon, David Stuart Tyrwhitt, Peter James Lee, Ian Rene Currie and David Henry Simcox.

(ii) a resolution that approves a proposal to amend the Certificate of Incorporation of the Company to change its name to Baynet Ltd.

Edensor and certain companies which have some common Directors with the Company, representing 88.5% of the currently issued and outstanding shares of Common Stock, have executed the Written Consents, thereby ensuring the election of Management's nominees as Directors and the change of name to Baynet Ltd. See "Other Information Regarding The Company - Security Ownership of Certain Beneficial Owners and Management."

Set forth below is a table of the stockholders who have executed the Written Consents and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of December 3, 1999.

                                               NO. OF SHARES OF  PERCENTAGE OF
                                                 COMMON STOCK     OUTSTANDING
                                                 BENEFICIALLY       COMMON
STOCKHOLDER                                         OWNED          STOCK (%)
-----------                                         -----          ---------
Autogen Limited (1).........................         47,082           0.7
Centaur Mining & Exploration Limited(1)(2)..        253,800           4.0
Gutnick Resources N.L.(1)(2)................          8,949           0.1
Australian Gold Resources Limited(1)(2).....         27,079           0.4
Quantum Resources Limited(1)................          1,919           0.1
AWI Administration Services Pty Ltd(1)......        229,490           3.6
Edensor Nominees Pty Ltd(3).................      5,002,311          78.8
Pearlway Investments Pty Ltd(3).............         26,000           0.4
Joseph I Gutnick(3).........................         25,650           0.4

                                                  5,622,280         88.5%

-------------
(1) Messrs Gutnick, Lee, Currie and Simcox and Dr Tyrwhitt, Management nominees for election to the Board of Directors, are officers and/or Directors of the companies.

(2) Mr. Solomon, Management nominee for election to the Board of Directors, is a Director of the companies.

(3) Joseph I. Gutnick, Stera M. Gutnick and members of their family are officers, Directors and principal Stockholders of Edensor and Pearlway.

                                  VOTE REQUIRED

Counterpart copies of the Written Consents evidencing a majority of the outstanding shares of Common Stock, must be received by the Company within sixty days of the earliest dated counterpart copy of the Written Consents received by the Company in order to effectuate the matters set forth therein. As of September 27, 1999 and December 3, 1999 (the dates of the Written Consents), 6,347,089 shares of Common Stock were issued and outstanding, thus, Stockholders representing no less than 3,173,545 shares of Common Stock were required to execute the Written Consents to effect the matters set forth therein. As discussed under "Matters Set Forth in the Written Consents" Edensor and certain companies which have some common Directors with the Company beneficially owning approximately 5,622,280 shares of Common Stock, or 88.5% of the outstanding Common Stock, have executed the Written Consents, thereby ensuring the election of Management's nominees for Directors of the Company and the change of name to Baynet Ltd. MANAGEMENT IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND MANAGEMENT A PROXY.

                     OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth to the best of the Company's knowledge the number of shares beneficially owned as of December 3, 1999, by (i) each of the current Executive Officers and Directors of the Company (ii) each person (including any "group" as that term is defined in Section 13(d)(3) of the Exchange Act) who beneficially owns more than 5% of the Common Stock, and (iii) all current Directors and officers of the Company as a group.

                                                           NUMBER OF                 PERCENT OF
                                                            SHARES                     SHARES
NAME                                                         OWNED                       (1)
----                                                         -----                       ---

Edensor Nominees Proprietary Limited.....................   5,002,311                    78.8%
Marcus Solomon...........................................      -      (5)
David Tyrwhitt...........................................      -      (2)                  *
Joseph I. Gutnick........................................   5,053,961 (2)(4)(6)(7)       79.6%
Stera M. Gutnick.........................................   5,028,311 (4)(7)             79.2%
Peter Lee................................................      -      (2)                  *
Ian Currie...............................................      -      (2)                  *
David Simcox.............................................      -      (2)                  *

All officers and directors as a group (6 persons)........   5,053,961                    79.6%

----------------
*    Represents less than 1% of the outstanding Common Stock

(1)  Based upon 6,347,089 shares outstanding.

(2) Does not include (i) 47,082 shares of Common Stock beneficially owned by Autogen Limited or (ii) 253,800 shares of Common Stock beneficially owned by Centaur Mining & Exploration Limited or (iii) 8,949 shares of Common Stock beneficially owned by Gutnick Resources N.L. or (iv) 27,079 shares of Common Stock beneficially owned by Australian Gold Resources Limited or (v) 229,490 shares of Common Stock owned by AWI Administration Services Pty. Ltd., or (vi) 1,919 shares of Common Stock beneficially owned by Quantum Resources Limited, companies of which Messrs Gutnick, Lee, Currie and Simcox and Dr Tyrwhitt are officers and/or Directors. They, however, disclaim beneficial ownership to those shares.

(3) Does not include 2,500 shares of Common Stock beneficially owned by the Company.

(4) Includes 5,002,311 shares of Common Stock owned by Edensor Nominees Proprietary Limited and 26,000 shares of Common Stock owned by Pearlway Investments Pty. Ltd. of which Joseph I. Gutnick, Stera M. Gutnick and members of their family are officers, Directors and principal stockholders.

(5) Does not include (i) 253,800 shares of Common Stock beneficially owned by Centaur, or (ii) 8,949 shares of Common Stock beneficially owned by GKR or
     (iii) 27,080 shares of Common Stock beneficially owned by AGR, companies of which Mr. Solomon is a Director however, he disclaims beneficial ownership to those shares.

(6)  Joseph I. Gutnick is the beneficial owner of 25,650 shares.

(7)  Joseph I. Gutnick and Stera M. Gutnick are husband and wife.

                    ELECTION OF DIRECTORS BY WRITTEN CONSENT

GENERAL

The Certificate of Incorporation of the Company provides that the number of Directors of the Company shall be not less than six nor more than nine as shall be fixed in the By-laws of the Company.

Directors need not be Stockholders of the Company or residents of the State of Delaware. Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. See "Compensation of Directors and Executive Officers". A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains. A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholders or until a special meeting is called to elect Directors.

Currently the Board of Directors consists of six members. Currently serving as Directors are Messrs. Gutnick, Solomon, Lee, Currie and Simcox and Dr Tyrwhitt.

During the year ended June 30, 1999 the Board of Directors held 5 meetings in person or by Written Consent. All members of the Board of Directors attended more than 75% of the total number of meetings of the Board that they were eligible to attend.

The Board of Directors has no standing committees and acts as its own nominating committee, compensation committee and internal audit committee.

The executive officers of the Company are appointed by the Board of Directors There are no family relationships between any Directors or executive officers of the Company.

NOMINEES FOR ELECTION AS DIRECTOR

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected by the Written Consent:

NAME                        AGE     POSITION(s) CURRENTLY HELD WITH THE COMPANY
Joseph Isaac. Gutnick       47      Chairman of the Board, President, Chief
                                    Executive Officer and Director
Marcus Nathan Solomon       36      Vice President and Director
David Stuart Tyrwhitt       61      Vice President and Director
Peter James Lee             42      Director, Secretary and Chief Financial
                                    Officer
Ian Rene Currie             39      Director
David Henry Simcox          55      Director

The Board of Directors knows of no reason why any nominee will be unable or will refuse to accept election. However if any nominees becomes unable or refuses to accept election, the Board of Directors will reduce the number of Directors standing for election and the Written Consent will be revised accordingly.

If elected, all nominees are expected to serve until the 2000 annual meeting of Stockholders or until their successors are duly elected and qualified.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below are the biographies of each of the Company's current executive officers and Directors (all of whom are Management's nominees for election as directors).

JOSEPH ISAAC GUTNICK. Mr. Gutnick has been the Chairman of the Board, President and Chief Executive Officer of the Company since March 1988. Mr. Gutnick has been a Director of numerous public companies in Australia since 1980 specialising in the mining sector including Great Central Mines Limited ("Great Central") (whose American Depositary Shares are publicy traded in the United States on NASDAQ pursuant to a sponsored ADR program), Centaur Mining & Exploration Limited ("Centaur") and Johnson's Well Mining N.L. ("Johnson's Well") (whose ordinary shares are publicly traded in the United States in the over-the-counter market).

MARCUS NATHAN SOLOMON. Mr. Solomon is a partner of the legal firm Gadens Lawyers in Perth, Western Australia where he was appointed partner in 1994 and currently heads the National Gadens Lawyers Native Title Group. He holds a Bachelor of Laws with First Class Honors from the University of Western Australia which includes an Honor dissertation on Fiduciary obligations in Mining Joint Ventures. Mr. Solomon has extensive experience in resources law, property matters, general commercial litigation and in particular, is recognized nationally as a leader in Native Title law particularly as it affects resource projects.

DAVID STUART TYRWHITT. Dr. Tyrwhitt was appointed Vice President and a Director of the Company in November 1996. Dr. Tyrwhitt is a Director of several other publicly listed companies in Australia in the mining, industrial and high technology industries including Great Central (whose American Depositary Shares are publicly traded in the United States on NASDAQ pursuant to a sponsored ADR program) Centaur and Johnson's Well (whose ordinary shares are publicly traded in the United States in the over-the-counter market). Dr. Tyrwhitt has in excess of 38 years experience in mineral exploration and management development and operation of gold mines in Australia. Prior to his appointment Dr. Tyrwhitt had been Chief Executive Officer of Ashton Mining Limited, Chief Executive and Managing Director of Newmont Australia Limited and a non executive Director of a number of public companies in Australia.

PETER JAMES LEE. Mr. Lee was appointed a Director on February 9, 1996. Mr. Lee has been Chief Financial Officer since August 1989. He was appointed Secretary in 1998. Mr. Lee is a member of the Institute of Chartered Accountants in Australia, a Fellow of the Chartered Institute of Company Secretaries in Australia Ltd and a member of the Institute of Company Directors. He holds a B+achelor of Business from Royal Melbourne Institute of Technology and has over 17 years business experience in Australia. Mr. Lee is General Manager Corporate and Company Secretary of eight public listed companies in Australia including Great Central (whose American Depositary Shares are publicly traded in the United States on NASDAQ pursuant to a sponsored ADR program), Centaur and Johnson's Well (whose ordinary shares are publicly traded in the United States in the over-the-counter market).

IAN CURRIE. Mr. Currie's experience includes over 17 years in the Finance and Administration field, including seven years in the Australian mining industry. He has worked with KPMG as a tax adviser to the mining industry and subsequently, as a Finance Manager with Newcrest Mining Limited from 1993 through 1995. Mr. Currie is a Chartered Accountant and a Member of the Institute of Chartered Accountants in Australia, a Fellow of the Tax Institute of Australia and a Member of the Institute of Company Directors in Australia. He is a past Tax Committee member of the Minerals Council of Australia and a current Tax Committee member of the Association of Mining and Exploration Companies Inc. As Chief Financial Officer of GCM (Australia's second largest gold producer) and Centaur since 1995, Mr. Currie has had responsibility for overseeing the development of each companies Finance Department including the fields of accounting, treasury, corporate and project debt finance, high yield capital raising, taxation, investor, ratings agency and banking relations and corporate administrative and compliance matters.

DAVID HENRY SIMCOX. Mr. Simcox was appointed a Director on October 15, 1997. Mr. Simcox is a Fellow of the Chartered Institute of Company Secretaries in Australia and a Fellow of Taxation Institute of Australia. He is a Certified Practicing Accountant. Mr. Simcox is Company Secretary of eight public listed companies in Australia including Great Central (whose American Depositary Shares are publicly traded in the United States on NASDAQ pursuant to a sponsored ADR program), Centaur and Johnson's Well (whose ordinary shares are publicly traded in the United States in the over-the-counter market). He has over 28 years experience in accounting, company secretariat and management primarily in resource-based publicly listed companies in Australia. He also has extensive experience with offshore companies and joint ventures.

EXECUTIVE COMPENSATION

No officer individually and no group of officers and Directors received any compensation for their services on behalf of or rendered to the Company for the year ended June 30, 1999 apart from two of the Non-Executive Directors who were paid A$22,156 for services as a Director.

The Board of Directors has established a policy that the Company will not guarantee loans to or accept notes from officers, Directors, or employees of the Company or any members of their families unless such loans or notes are approved by a majority of the disinterested non-employee Directors of the Company who shall determine that such loans may reasonably be expected to benefit the Company.

COMPENSATION PURSUANT TO PLANS

The Company does not have any pension or profit sharing plans and no contributions were made to any employee benefit or health plan during the year ended June 30, 1999. The Company is currently planning the implementation of a compensation plan or program or stock option or incentive plan.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors of the Company are not compensated for their services as Directors. It is the policy of the Company to reimburse Directors for reasonable travel and lodging expenses incurred in attending Board of Directors meetings apart from two of the Non-Executive Directors who were paid A$22,156 for services as a Director.

The services of the Company's Chief Executive Officer and Chief Financial Officer as well as a clerical employee are provided to it on a part-time basis pursuant to a Service Agreement dated November 25, 1998 (the "Service Agreement") by and between the Company and AWI Administration Services Pty. Ltd. ("AWI Admin"). AWI Admin also provides office facilities, equipment, administrative and clerical services to the Company pursuant to the Service Agreement. This Agreement may be terminated by written notice from the parties thereto.

As compensation therefore, the Company pays AWI Admin for the actual cost of such facilities and services plus a maximum service fee of 15%. The Company paid AWI Admin $18,000 in respect of this Service Agreement for 1999 fiscal year.

STOCK OPTIONS

There are no stock options on issue at December 3, 1999 and no stock options were exercised during the year ended June 30, 1999.

LEGAL PROCEEDINGS

There are no pending or to the knowledge of the Company threatened lawsuits involving the Company or officers or Directors of the Company in such capacities.

CERTAIN TRANSACTIONS

Effective as of October 7, 1999, Edensor Nominees Pty Ltd arranged for the satisfaction and discharge of a loan in the amount of A$4,075,528.97 from Chevas Pty Ltd to the Company. In consideration for the satisfaction of this loan, the Company issued to Edensor 4,000,000 shares of Common Stock.

                         AUTHORISATION OF CHANGE OF NAME

INTRODUCTION

Under the resolution passed by a majority of the shareholders, the Company agrees to change the name of the Company to Baynet Ltd.

REASONS FOR APPROVING THE CHANGE OF NAME

The Company proposes to enter into an internet business activity and believes the name "Baynet Ltd" is more representative of this new business activity.

GENERAL EFFECT ON THE COMPANY

The change of name will have no effect on the Company.

                                    EXHIBIT A

                            BAYOU INTERNATIONAL, LTD

                  NOTICE PUSUANT TO SECTION 228 OF THE GENERAL
                                 CORPORATION LAW

To: All Stockholders

1. PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of Bayou International, Ltd. by written consent with a meeting dated September 27, 1999 have duly adopted the following resolution:

          "a resolution approving the change in the Company's name from Bayou International, Ltd, to Baynet Ltd."

2. PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of Bayou International, Ltd. by written consent with a meeting dated December 3, 1999 have duly adopted the following resolution:

          "a resolution approving the election of the following Directors
          -    Joseph Isaac Gutnick
          -    Marcus Nathan Solomon
          -    David Stuart Tyrwhitt
          -    Peter James Lee
          -    Ian Rene Currie
          -    David Henry Simcox."





Peter J. Lee
Director & Secretary